CONSULTING  AGREEMENT
                                    ---------------------

     CONSULTING AGREEMENT dated as of January 10, 2000 between GO ONLINE NETWORKS CORPORATION, a Delaware corporation, ("GONT"), and TERRY SEIPELT ("Seibelt").

     WHEREAS:

     A. Seipelt has agreed to render consulting services with regard to the negotiation and completion of a stock exchange between GONT and Westlake Capital Corp, a Colorado corporation ("Westlake").

     B. In the event GONT is able to complete the Stock Exchange with Westlake, GONT wishes to compensate Seipelt for his consulting services.

     NOW  THEREFORE,  it  is  agreed:

     1.     Compensation.  GONT  shall  pay  and cause to be issued to Seipelt a
            ------------
consulting fee of 800,000 shares of common stock of GONT (the "Shares") immediately upon the execution of a stock exchange agreement with Westlake. Such shares shall be subject to registration by GONT on Form S-8, at GONT's sole expense, within 30 days of GONT becoming eligible for such registration.

     2.     Miscellaneous.  This  Agreement (i) shall be governed by the laws of
            -------------
the State of California; (ii) may be executed in counterparts each of which shall constitute an original; (iii) shall be binding upon the successors, representatives, agents, officers and directors of the parties; and (iv) may not be modified or changed except in a writing signed by all parties.

     This Consulting Agreement has been executed as of the date first above written.


                                  GO  ONLINE  NETWORKS  CORPORATION


                                  By:  /s/ Joseph M. Naughton
                              Joseph  M.  Naughton,  Chief  Executive Officer

                              TERRY  SEIPELT